EXHIBIT 10.1

DESCRIPTION OF 2013 SALARIES FOR
2012 NAMED EXECUTIVE OFFICERS

(Updated and restated as of January 22, 2013)

Salaries for executive officers consist of two components: cash, and salary stock units. Salary stock units are credited periodically during the year and are paid in accordance with a written program.

Annualized salary rates effective January 1, 2013 for the current executive officers of the Company who are expected to be named in the executive compensation disclosures of the Company’s 2013 proxy statement in relation to fiscal year 2012 (“2012 Named Executive Officers”) are:

Officer Name	2013 Cash Salary	2013 Salary Stock Units

D. Bryan Jordan	$760,000	$304,000
William C. (B.J.) Losch III	425,000	212,500
Michael E. Kisber	600,000	900,000
David T. Popwell	450,000	225,000
Charles T. Tuggle, Jr.*	475,000	190,000

Salary rates generally continue in effect until they are changed.

*

Based on currently available information, the Company expects to elect to name Mr. Tuggle in the 2013 Proxy Statement. The Company expects that the rules applicable to the Proxy Statement’s content will not require him to be named or otherwise included. No such elective inclusion is a concession that Mr. Tuggle is required to be named.